Exhibit 99.1

Earl O. Bradley, III
Phone: 931-552-6176

Bonita H. Spiegl
Phone: 931-552-6176

FIRST ADVANTAGE BANCORP
ANNOUNCES QUARTERLY CASH DIVIDEND

Clarksville, Tennessee.  July 20, 2011.  First Advantage Bancorp (the “Company”) [Nasdaq:  FABK], the holding company for First Federal Savings Bank, today announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per outstanding share of common stock.  The dividend will be paid on or about August 12, 2011 to stockholders of record as of the close of business on August 1, 2011.

First Advantage Bancorp is the holding company of First Federal Savings Bank.  Founded in 1953, First Federal Savings Bank is a federally-chartered savings bank headquartered in Clarksville, Tennessee.  The Bank operates as a community-oriented financial institution, with five full-service offices in Montgomery County, Tennessee, which is approximately 40 miles northwest of the City of Nashville.  The Bank offers a full range of retail and commercial financial services and its website address is http://www.firstfederalsb.com.